UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2020

KIMCO REALTY CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 N. Broadway

Suite 201

Jericho, New York 11753

(Address of Principal Executive Offices, and Zip Code)

(516) 869-9000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share.	KIM	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 5.125% Class L Cumulative Redeemable, $1.00 par value per share.	KIMprL	New York Stock Exchange
Depositary Shares, each representing one-thousandth of a share of 5.250% Class M Cumulative Redeemable, $1.00 par value per share.	KIMprM	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On February 27, 2020, Kimco Realty Corporation (the “Company”) amended and restated its unsecured revolving credit facility and reduced the facility to $2,000,000,000 by entering into an Amended and Restated Credit Agreement (the “Credit Agreement”), among the Company, the subsidiaries of the Company from time to time parties thereto, the several banks, financial institutions and other entities from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto.

Interest on borrowings under the Credit Agreement accrues at a spread (currently 0.775%) to LIBOR or, at the Company’s option, a spread (currently 0.0%) to the base rate defined in the Credit Agreement, that in each case fluctuates in accordance with changes in the Company’s senior debt ratings. As part of this credit facility, the Company has a competitive bid option whereby the Company may auction requested borrowings to the bank group. In addition, a portion of the facility is available for borrowings in alternative currencies such as Canadian Dollars, Euros, Sterling or Japanese Yen.

The credit facility is scheduled to expire on March 17, 2024, with two six-month extension options. Pursuant to the terms of the Credit Agreement, the Company is subject to covenants requiring, among other things, the maintenance of (i) maximum indebtedness ratios and (ii) minimum interest and fixed charge coverage ratios.

The Company had $395 million drawn under the credit agreement as of February 27, 2020, including approximately $0.2 million of outstanding letters of credit.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Exhibit Description

10.1

Amended and Restated Credit Agreement, dated as of February 27, 2020, among Kimco Realty Corporation, a Maryland corporation, the subsidiaries of Kimco from time to time parties thereto, the several banks, financial institutions and other entities from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Date: February 28, 2020	By:	/s/ Glenn G. Cohen
Name: Glenn G. Cohen
Title: Executive Vice President, Chief Financial
Officer and Treasurer

Exhibit Index

Exhibit No.	Exhibit Description

10.1

Amended and Restated Credit Agreement, dated as of February 27, 2020, among Kimco Realty Corporation, a Maryland corporation, the subsidiaries of Kimco from time to time parties thereto, the several banks, financial institutions and other entities from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders thereunder.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)